                             MORRISON KNUDSEN CORPORATION

                              RESTRICTED STOCK AGREEMENT

         WHEREAS, __________________________________ (hereinafter called the
"Grantee") is a key employee of Morrison Knudsen Corporation (hereinafter called the "Company");

         WHEREAS, the Company desires to induce Grantee to continue to provide his services to the Company;

         WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") has approved a grant to the Grantee of a total of _______ shares of Restricted Stock of the Company (the "Award") pursuant to the Morrison Knudsen Corporation Stock Compensation Plan dated February 18, 1994 (the "Plan") subject to the terms and conditions of the Plan as well as the following terms, conditions, limitations and restrictions hereinafter set forth;

         WHEREAS, the Committee has determined that the value of Grantee's past services to the Company are at least equal to the par value of the _____ shares of Restricted Stock awarded to Grantee herein;

         WHEREAS, the execution of a Restricted Stock Agreement (hereinafter called the "Agreement") substantially in the form hereof has been authorized by the Committee; and

         WHEREAS, capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Plan.

         NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

         1. The Company agrees to cause certificates for any Shares covered hereunder to be delivered to the Grantee, subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

         2. Restricted Stock covered by this Agreement shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee's name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth. The Grantee shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends paid thereon, provided that such shares of Restricted Stock, together with any additional shares of Restricted Stock which the Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in capital structure shall be subject to the restrictions hereinafter set forth.

         3. The Restricted Stock subject to this grant may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of by the Grantee until July 1, 1996, except that the Grantee's right, with respect to the Restricted Stock may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this section shall be void, and the purported transferee shall obtain no rights with respect to such shares. The Company in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Stock subject to this grant.

         4. The Restricted Stock subject to this grant will be forfeited upon a filing of Bankruptcy by the Company Under Title 11 of the United States Code. In such an event, the Grantee shall have no further rights under this Agreement.

         5. The "Award Date Value", for purposes of the vesting formula below, equals $__________. This "Award Date Value" has no relationship to the fair market value of the grant at the date grant.

         6. On July 1, 1996, the restrictions set forth in Sections 2 and 3 hereof shall lapse with respect to the number of Shares of Grantee's Restricted Stock according to the following formula:

         Number of Grantee's Shares for which restrictions will lapse on July 1, 1996 = X
                   --- x N
                    Y

         Where:    X =  The Award Date Value

                   Y = The Retention Incentive Fair Market Value of the Grantee's Shares

                   N = The number of Shares of Restricted Stock under Grantee's Award

         For purposes of this Agreement, "Retention Incentive Fair Market
Value" shall mean as applied to July 1, 1996, the number of Shares of Restricted Stock under Grantee's Award multiplied by the lesser of (i) the Average Fair Market Value of a Share between July 1, 1995 and July 1, 1996 and (ii) the Average Fair Market Value of a Share between June 1, 1996 and July 1, 1996.

         Any fractional shares resulting from the application of the above formula, shall be rounded down to a whole share.

         Any Shares of Restricted Stock which remain subject to the restrictions set forth in sections 2 and 3 hereof on July 2, 1996 shall be forfeited by the Grantee.

         7. All the Restricted Stock subject to this grant shall be forfeited by the Grantee if the Grantee's employment with the Company terminates before July 1, 1996, for any reason, except as stated in Section 8.

         8. If, however, the Grantee's employment with the Company is terminated before July 1, 1996 as a result of the Grantee's death or permanent total disability, the restrictions set forth in Sections 2 and 3 hereof on the Restricted Stock subject to this grant shall lapse as if Grantee had continued employment through July 1, 1996.

         9. The restrictions set forth in Sections 2 and 3 hereof on the Restricted Stock subject to this grant shall also lapse upon the Grantee's attainment of age 65, according to the following formula:

         For each Award of Restricted Stock:

         Number of Shares for which
         restrictions shall lapse      = X
                                        --- x N
                                         Y

                   Where:

                   X = number of months from the date of Award to the date of the Grantee's termination;

                   Y = number of months required under the Award for all restrictions to lapse without regard to early lapse under Section 11(b) of the Plan;

              N = the number of Shares under each Award for which restrictions have not lapsed.

         10. In the event of a "Trigger Event" as hereinafter defined, the restrictions set forth in Sections 2 and 3 hereof on the Restricted Stock subject to this grant shall thereupon lapse and terminate. For the purpose of this section, a Trigger Event shall occur upon the happening of any of the following events:

              (a) The date on which Shares are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;

              (b) The date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of any such plan), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

         (c) The date during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

         (d) The date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for:

              (i) The merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors of where the members of the Board of Directors of the Company, immediately prior to the merger or consideration, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

                   (ii) The sale or other disposition of all or substantially all the assets of the company.

         11. During the period in which the transferability and forfeiture restrictions set forth in Sections 2 and 3 hereof are in effect, the certificates representing the Restricted Stock covered by this grant shall be retained by the Company, together with the accompanying stock power signed by the Grantee and endorsed in blank.

         12. The Grantee hereby acknowledges that federal and state income, payroll or other applicable taxes may apply with respect to this grant. If the Company determines, in its sole discretion, that withholding is required, the Grantee agrees by the acceptance of this grant that such withholding may be accomplished through withholding from the cash compensation due to the Grantee from the Company an amount sufficient to satisfy the full withholding obligation. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Company) to satisfy the full withholding obligation, the Grantee agrees that either (a) the Grantee will pay over to the Company the amount of cash necessary to satisfy such remaining withholding obligation by the time thereafter specified in writing by the Company, or (b) the Company may retain such number of the shares covered by this grant as shall be equal in value to the amount of remaining withholding obligation. Upon due notice from the Grantee, the Company may (in its discretion) satisfy the entire withholding obligation by retaining shares as provided in (b) above in lieu of withholding from the

Grantee's cash compensation.

         13. For purposes of this Agreement, the continuous employ of the Grantee with the Company or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his or employment among the Company and its Subsidiaries.

         14. Nothing contained in this Agreement shall limit whatever right the Company or a Subsidiary might otherwise have to terminate the employment of the Grantee.

         15. This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.


         EXECUTED as of the ________ day of           ________, 1995.


                             MORRISON KNUDSEN CORPORATION



                             -----------------------------------
                             By:


         The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Stock Agreement and accepts the Restricted Stock granted thereunder.


                             -----------------------------------
                             Grantee